                                                                    EXHIBIT 99.1

                           LYONDELL CHEMICAL COMPANY

                 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                     For the
                                                                      three
                                                                      months
                                                                      ended
                                                                     March 31
                                                                    -----------
Millions of dollars, except per share data                          1999   1998
------------------------------------------                          -----  ----
Sales and other operating revenues................................. $ 855  $ --
                                                                    -----  ----
Operating costs and expenses:
  Cost of sales....................................................   630    --
  Selling, general and administrative expenses.....................    57     6
  Research and development expense.................................    15    --
  Amortization of goodwill and other intangible assets.............    24    --
  Unusual charges..................................................    --     4
                                                                    -----  ----
                                                                      726    10
                                                                    -----  ----
  Operating income (loss)..........................................   129   (10)
Interest expense...................................................  (146)   (7)
Interest income....................................................     6     4
Other income (expense), net........................................    (7)   --
Income (loss) from equity investments:
  Equistar Chemicals, LP...........................................    13    76
  LYONDELL-CITGO Refining LP.......................................    11    35
  Lyondell Methanol Company, L.P...................................    (3)    6
                                                                    -----  ----
                                                                       21   117
                                                                    -----  ----
Income before income taxes.........................................     3   104
Provision for income taxes.........................................     1    39
                                                                    -----  ----
Net income......................................................... $   2  $ 65
                                                                    =====  ====
Basic and diluted earnings per share............................... $ .02  $.82
                                                                    =====  ====


                See Notes to Consolidated Financial Statements.

                           LYONDELL CHEMICAL COMPANY

                          CONSOLIDATED BALANCE SHEETS

                                                            March 31, December 31,
Millions of dollars, except par value data                    1999        1998
------------------------------------------                  --------- ------------
ASSETS
Current assets:
  Cash and cash equivalents................................  $  260      $  233
  Accounts receivable, net.................................     434         479
  Inventories..............................................     516         550
  Prepaid expenses and other current assets................      17          64
                                                             ------      ------
    Total current assets...................................   1,227       1,326
                                                             ------      ------
Property, plant and equipment, net.........................   4,430       4,511
Investment in affiliates:
  Equistar Chemicals, LP...................................     653         660
  LYONDELL-CITGO Refining LP...............................      69          84
  Lyondell Methanol Company, L.P...........................      51          50
Receivable from LYONDELL-CITGO Refining LP.................     231         231
Other investments and long-term receivables................      62          53
Goodwill, net..............................................   1,421       1,430
Deferred charges and other assets..........................     874         880
                                                             ------      ------
Total assets...............................................  $9,018      $9,225
                                                             ======      ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................  $  194      $  253
  Current maturities of long-term debt.....................   1,694       1,603
  Other accrued liabilities................................     391         481
                                                             ------      ------
    Total current liabilities..............................   2,279       2,337
                                                             ------      ------
Long-term debt, less current maturities....................   5,223       5,391
Other liabilities and deferred credits.....................     398         294
Deferred income taxes......................................     414         413
Commitments and contingencies
Minority interest..........................................     190         216
Stockholders' equity:
  Preferred stock, $.01 par value, 80,000,000 shares
   authorized, none outstanding............................      --          --
  Common stock, $1.00 par value, 250,000,000 shares
   authorized, 80,000,000 issued...........................      80          80
  Additional paid-in capital...............................     158         158
  Retained earnings........................................     372         387
  Accumulated other comprehensive (loss) income............     (14)         32
  Treasury stock, at cost, 2,934,558 and 2,978,203 shares,
   respectively............................................     (82)        (83)
                                                             ------      ------
    Total stockholders' equity.............................     514         574
                                                             ------      ------
Total liabilities and stockholders' equity.................  $9,018      $9,225
                                                             ======      ======

                See Notes to Consolidated Financial Statements.

                           LYONDELL CHEMICAL COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    For the
                                                                     three
                                                                     months
                                                                     ended
                                                                    March 31
                                                                   -----------
Millions of dollars                                                1999  1998
-------------------                                                ----  -----
Cash flows from operating activities:
 Net income....................................................... $  2  $  65
 Adjustments to reconcile net income to net cash provided by (used
  in) operating activities, net of the effects of deconsolidation of affiliate:
  Depreciation and amortization...................................   85     --
  Deferred income taxes...........................................    9      8
  Decrease in accounts receivable.................................   37      3
  Decrease in inventories.........................................   25     --
  Decrease in accounts payable....................................  (52)  (167)
  Net change in other working capital accounts....................  (31)    10
  Other, net......................................................   59     11
                                                                   ----  -----
    Net cash provided by (used in) operating activities...........  134    (70)
                                                                   ----  -----
Cash flows from investing activities:
  Expenditures for property, plant and equipment..................  (32)    --
  Distributions from affiliates in excess of earnings.............   25    175
  Contributions and advances to affiliate.........................   (4)   (16)
  Deconsolidation of affiliate....................................   --    (11)
  Other...........................................................   (6)    --
                                                                   ----  -----
    Net cash (used in) provided by investing activities...........  (17)   148
                                                                   ----  -----
Cash flows from financing activities:
  Repayments of long-term debt....................................  (76)    --
  Dividends paid..................................................  (17)   (18)
  Net decrease in short-term debt.................................   --    (50)
  Repurchase of common stock......................................   --    (13)
                                                                   ----  -----
    Net cash used in financing activities.........................  (93)   (81)
                                                                   ----  -----
Effect of exchange rate changes on cash...........................    3     --
                                                                   ----  -----
Increase (decrease) in cash and cash equivalents..................   27     (3)
Cash and cash equivalents at beginning of period..................  233     86
                                                                   ----  -----
Cash and cash equivalents at end of period........................ $260  $  83
                                                                   ====  =====

                See Notes to Consolidated Financial Statements.

                           LYONDELL CHEMICAL COMPANY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Preparation

   The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. For further information, refer to the Consolidated Financial Statements and notes thereto for the year ended December 31, 1998 included in the Lyondell Chemical Company ("Company" or "Lyondell") 1998 Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The year-end condensed balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. Certain amounts from prior periods have been reclassified to conform to the current period presentation.

   The accompanying Consolidated Statement of Income for the three months ended March 31, 1999 includes the operating results of Lyondell Chemical Worldwide, Inc., formerly ARCO Chemical Company ("ARCO Chemical" or "Acquired Business"), acquired by the Company as of July 28, 1998 ("Acquisition"), and the Company's income from equity investments in Equistar Chemicals, LP ("Equistar"), LYONDELL-CITGO Refining LP ("LCR") and Lyondell Methanol Company, L.P. ("LMC"). The accompanying Consolidated Statement of Income for the three months ended March 31, 1998 includes the Company's income from equity investments in Equistar, LCR and LMC.

2. Company Operations

   During the third quarter 1998, Lyondell acquired ARCO Chemical, the world's largest producer of propylene oxide ("PO") and a leading worldwide producer and marketer of polyether polyols, propylene glycol ("PG"), propylene glycol ethers ("PGE"), toluene diisocyanate ("TDI"), styrene monomer ("SM") and methyl tertiary butyl ether ("MTBE"). The Acquired Business is reported as the intermediate chemicals and derivatives segment.

   The Company's operations in the petrochemicals and polymers segments are conducted through its joint venture ownership interest in Equistar (see Note
3).

   Equistar's petrochemicals segment consists of: olefins, including ethylene, propylene, butadiene, butylenes and specialty products; aromatics, including benzene and toluene; oxygenated chemicals, including ethylene oxide and derivatives, MTBE, ethyl alcohol and diethyl ether; and specialty chemicals, including refinery blending stocks.

   Equistar's polymers segment consists of: polyolefins, including high density polyethylene ("HDPE"), low density polyethylene ("LDPE"), linear low density polyethylene ("LLDPE") and polypropylene; and performance polymers products, including color concentrates and compounds, wire and cable resins and compounds; adhesive resins; and fine powders. The color concentrates and compounds business was sold on April 30, 1999.

   The Company's operations in the refining segment are conducted through its joint venture ownership interest in LCR (see Note 4). This segment consists of: refined petroleum products, including conventional and reformulated gasoline, low sulfur diesel and jet fuel; aromatics produced at LCR's full-conversion Houston, Texas refinery ("Refinery"), including benzene, toluene, paraxylene and orthoxylene; lubricants, including industrial lubricants, motor oils, white oils, process oils and base oils; carbon black oil; sulfur; residual oil; petroleum coke fuel; olefins feedstocks; and crude oil resales. LCR sells its principal refined products to the Company's joint venture partner in LCR, CITGO Petroleum Corporation ("CITGO").

                           LYONDELL CHEMICAL COMPANY

   The Company has additional operations conducted through its joint venture ownership interest in LMC. These operations consist of methanol and other petrochemical products produced by its methanol facility. Effective January 1, 1998, Lyondell began accounting for its investment in LMC using the equity method of accounting.

3. Equity Interest in Equistar Chemicals, LP

   Equistar was formed on December 1, 1997 as a joint venture between the Company and Millennium Chemicals Inc. ("Millennium"), to own and operate the businesses contributed by the partners. Lyondell contributed substantially all of the assets comprising its petrochemicals and polymers business segments, while Millennium contributed substantially all of the assets comprising its polyethylene and related products, performance polymers and ethyl alcohol businesses, which had been held in Millennium Petrochemicals, Inc., a wholly-owned subsidiary of Millennium. On May 15, 1998, the ethylene, propylene and ethylene oxide and derivatives businesses of Occidental Chemical Corporation ("Occidental Contributed Business"), a subsidiary of Occidental Petroleum Corporation ("Occidental"), were contributed to Equistar. The joint venture is structured as a Delaware limited partnership owned by subsidiaries of the Company, Millennium and Occidental ("Partners").

   Lyondell currently has a 41.0 percent joint venture ownership interest in Equistar, while Millennium and Occidental each have 29.5 percent. Prior to the addition of Occidental as a partner on May 15, 1998, the Company had a 57.0 percent joint venture ownership interest, while Millennium had 43.0 percent. Because the Partners jointly control certain management decisions, Lyondell accounts for its investment in Equistar using the equity method of accounting.

   Summarized financial information for Equistar is as follows:

                                                          March 31, December 31,
      Millions of dollars                                   1999        1998
      -------------------                                 --------- ------------
      BALANCE SHEETS
      Total current assets...............................  $1,161      $1,127
      Property, plant and equipment, net.................   4,066       4,075
      Goodwill, net......................................   1,142       1,151
      Deferred charges and other assets..................     333         312
                                                           ------      ------
      Total assets.......................................  $6,702      $6,665
                                                           ======      ======
      Current maturities of long-term debt...............  $  160      $  150
      Other current liabilities..........................     414         485
      Long-term debt, less current maturities............   2,201       1,865
      Capital lease obligations..........................      --         205
      Other liabilities and deferred credits.............      85          75
      Partners' capital..................................   3,842       3,885
                                                           ------      ------
      Total liabilities and partners' capital............  $6,702      $6,665
                                                           ======      ======

                           LYONDELL CHEMICAL COMPANY

                                                                  For the three
                                                                  months ended
                                                                    March 31
                                                                  -------------
                                                                   1999   1998
                                                                  ------ ------
      STATEMENTS OF INCOME
      Sales and other operating revenues......................... $1,104 $1,021
      Cost of sales..............................................    980    798
      Selling, general and administrative expenses...............     75     70
      Unusual charges............................................      3      6
                                                                  ------ ------
      Operating income...........................................     46    147
      Interest expense, net......................................     39     26
                                                                  ------ ------
      Net income................................................. $    7 $  121
                                                                  ====== ======
                                                                  For the three
                                                                  months ended
                                                                    March 31
                                                                  -------------
                                                                   1999   1998
                                                                  ------ ------
      SELECTED CASH FLOW INFORMATION
      Depreciation and amortization.............................. $   73 $   58
      Expenditures for property, plant and equipment.............     46     21

   Lyondell's $13 million and $76 million of "Income from equity investments" in Equistar as presented in the Consolidated Statements of Income for the three months ended March 31, 1999 and 1998, respectively, consists of the Company's share of Equistar's net income and the accretion of the difference between Lyondell's investment and its underlying 41.0 percent equity in Equistar's net assets. During the first quarter 1999 and 1998, Equistar recognized $3 million and $6 million of unusual charges, respectively, which consisted primarily of costs associated with the consolidation of certain operations. The Company's share of Equistar's unusual charges was approximately $1 million and $3 million for the three months ended March 31, 1999 and 1998, respectively, and is reflected in the Company's share of Equistar's net income.

4. Equity Interest in LYONDELL-CITGO Refining LP

   In July 1993, LCR was formed to own and operate the Company's refining business. LCR is structured as a Delaware limited partnership (formerly a Texas limited liability company) owned by subsidiaries of the Company and CITGO. The participation interests are currently 58.75 percent and 41.25 percent for the Company and CITGO, respectively. Net income before depreciation expense for the period is allocated to LCR's owners based upon participation interests. Depreciation expense is allocated to the owners based upon contributed assets.

                           LYONDELL CHEMICAL COMPANY

   Summarized financial information for LCR is as follows:

                                                         March 31, December 31,
      Millions of dollars                                  1999        1998
      -------------------                                --------- ------------
      BALANCE SHEETS
      Total current assets..............................  $  226      $  197
      Property, plant and equipment, net................   1,362       1,370
      Deferred charges and other assets.................      70          70
                                                          ------      ------
      Total assets......................................  $1,658      $1,637
                                                          ======      ======
      Total current liabilities.........................  $  238      $  203
      Long-term debt....................................     717         717
      Other liabilities and deferred credits............      71          68
      Partners' capital.................................     632         649
                                                          ------      ------
      Total liabilities and partners' capital...........  $1,658      $1,637
                                                          ======      ======
                                                          For the three months
                                                             ended March 31
                                                         ----------------------
                                                           1999        1998
                                                         --------- ------------
      STATEMENTS OF INCOME
      Sales and other operating revenues................  $  432      $  529
      Cost of sales.....................................     389         445
      Selling, general and administrative expenses......      19          19
                                                          ------      ------
      Operating income..................................      24          65
      Interest expense, net.............................     (10)        (11)
      State income taxes................................       1          --
                                                          ------      ------
      Net income........................................  $   15      $   54
                                                          ======      ======
                                                          For the three months
                                                             ended March 31
                                                         ----------------------
                                                           1999        1998
                                                         --------- ------------
      SELECTED CASH FLOW INFORMATION
      Depreciation and amortization.....................  $   25      $   25
      Expenditures for property, plant and equipment....      16          17

5. Inventories

   The components of inventories consisted of the following:

                                                          March 31, December 31,
      Millions of dollars                                   1999        1998
      -------------------                                 --------- ------------
      Finished goods.....................................   $429        $459
      Work-in-process....................................     16          18
      Raw materials......................................     27          34
      Materials and supplies.............................     44          39
                                                            ----        ----
        Total inventories................................   $516        $550
                                                            ====        ====

                           LYONDELL CHEMICAL COMPANY

6. Property, Plant and Equipment, Net

   The components of property, plant and equipment, at cost, and the related accumulated depreciation consisted of the following:

                                                          March 31, December 31,
      Millions of dollars                                   1999        1998
      -------------------                                 --------- ------------
      Land...............................................  $   12      $   12
      Manufacturing facilities and equipment.............   4,422       4,477
      Construction in progress...........................     119          98
                                                           ------      ------
        Total property, plant and equipment..............   4,553       4,587
      Less accumulated depreciation......................     123          76
                                                           ------      ------
        Property, plant and equipment, net...............  $4,430      $4,511
                                                           ======      ======

7. Commitments and Contingencies

   The Company has commitments, including those related to capital expenditures, all made in the normal course of business. During August 1998, as contemplated at the time of the Acquisition, Lyondell announced the delay of construction of a PO plant, known as PO-11, that ARCO Chemical had previously scheduled for startup in late 2001. As part of the delay, the Company is negotiating the cancellation of the related lump-sum contract for the engineering, procurement and construction of the PO-11 plant. The Company recorded estimated liabilities for penalties and cancellation charges related to the cancellation of the lump-sum contract and related commitments at the time of the Acquisition.

   The Acquired Business is party to a long-term supply arrangement for TDI. Under the arrangement, the Company is entitled to all of the TDI output of the supplier's two plants in France, which have a combined rated capacity of approximately 264 million pounds per year. The Company is required to purchase a minimum of 216 million pounds of TDI per year for up to 15 years, beginning January 1, 1995. The aggregate purchase price is a combination of plant cost and market price. The Company is further obligated to pay additional capacity reservation fees based upon plant output factors.

   Crude Supply Agreement--LCR has a long-term crude supply agreement ("Crude Supply Agreement") with Lagoven, S.A., now known as PDVSA Petroleo y Gas, S.A. ("PDVSA Oil"), an affiliate of CITGO. Under the Crude Supply Agreement, LCR is required to purchase, and PDVSA Oil is required to sell, up to 230,000 barrels per day of extra heavy Venezuelan crude oil. PDVSA Oil has the right, but not the obligation, to supply incremental amounts above 230,000 barrels per day. Depending upon market conditions, breach or termination of LCR's Crude Supply Agreement could adversely affect LCR, and therefore, the Company. In the event of certain force majeure conditions, including governmental or other actions restricting or otherwise limiting PDVSA Oil's ability to perform its obligations, LCR would seek alternative crude supply arrangements. Any such alternative arrangements may not be as beneficial as the Crude Supply Agreement. There can be no assurance that alternative crude oils with similar margins would be available for purchase by LCR. Furthermore, the breach or termination of the Crude Supply Agreement would require LCR to return to the practice of purchasing all or a portion of its crude oil feedstocks in the merchant market and would again subject LCR to significant volatility and price fluctuations. In late April 1998, LCR received notification from PDVSA Oil of reduced delivery of crude oil related to announced OPEC production cuts. LCR began receiving the reduced allocation of crude oil from PDVSA Oil in August 1998. In March 1999 OPEC announced an agreement to further limit OPEC oil production, which could result in some additional decreases in the allocation of crude oil supplied to LCR by PDVSA Oil.

                           LYONDELL CHEMICAL COMPANY

   Cross Indemnity Agreement--In connection with the transfer of assets and liabilities from Atlantic Richfield Company ("ARCO") to the Company in 1988, the Company agreed to assume certain liabilities arising out of the operation of the Company's integrated petrochemicals and refining business prior to July 1, 1988. In connection with the transfer of such liabilities, the Company and ARCO entered into an agreement, updated in 1997 ("Revised Cross-Indemnity Agreement"), whereby the Company agreed to defend and indemnify ARCO against certain uninsured claims and liabilities which ARCO may incur relating to the operation of the business of the Company prior to July 1, 1988, including certain liabilities which may arise out of pending and future lawsuits. For current and future cases related to Company products and Company operations, ARCO and the Company bear a proportionate share of judgment and settlement costs according to a formula that allocates responsibility based upon years of ownership during the relevant time period. The party with the more significant potential liability exposure is responsible for case management and associated costs while allowing the non-case managing party to protect its interests. Under the Revised Cross-Indemnity Agreement, the Company will assume responsibility for its proportionate share of future costs for waste site matters not covered by ARCO insurance. Subject to the uncertainty inherent in all litigation, management believes the resolution of the matters pursuant to the Revised Cross-Indemnity Agreement will not have a material adverse effect upon the Consolidated Financial Statements of the Company.

   In connection with the Acquisition, the Company succeeded, indirectly, to a cross indemnity agreement with ARCO whereby ARCO Chemical indemnified ARCO against certain claims or liabilities that ARCO may incur relating to ARCO's former ownership and operation of the businesses of ARCO Chemical ("Former ARCO Businesses"), including liabilities under laws relating to the protection of the environment and the workplace, and liabilities arising out of certain litigation. As part of the agreement, ARCO indemnified ARCO Chemical with respect to claims or liabilities and other matters of litigation not related to the Former ARCO Businesses. ARCO also indemnified ARCO Chemical for certain federal, foreign, state, and local taxes that might be assessed upon audit of the operations of the Former ARCO Businesses for periods prior to July 1, 1987.

   Indemnification Arrangements Relating to Equistar--Lyondell, Millennium and Occidental have each agreed to provide certain indemnifications to Equistar with respect to the petrochemicals and polymers businesses contributed by the Partners. In addition, Equistar agreed to assume third party claims that are related to certain pre-closing contingent liabilities asserted prior to December 1, 2004 for Lyondell and Millennium, and May 15, 2005 for Occidental, to the extent the aggregate thereof does not exceed $7 million to each Partner, subject to certain terms of the respective Asset Contribution Agreements. From inception through March 31, 1999, Equistar expensed approximately $1 million under the $7 million indemnification basket with respect to the business contributed by Lyondell.

   Environmental--The Company's policy is to be in compliance with all applicable environmental laws. The Company is subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters and the generation, handling, storage, transportation, treatment and disposal of waste materials. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, the Company cannot accurately predict future developments, such as increasingly strict environmental laws and inspection and enforcement policies, as well as higher compliance costs arising therefrom, which might affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste.

   Pursuant to the terms of the Revised Cross-Indemnity Agreement, the Company is currently contributing funds to the clean up of one waste site (Brio, located near Houston, Texas) under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") as amended and the Superfund Amendments and Reauthorization Act of 1986. The Company is also subject to certain assessment

                           LYONDELL CHEMICAL COMPANY
and remedial actions at the Refinery under the Resource Conservation and Recovery Act ("RCRA"). In addition, the Company has negotiated an order with the Texas Natural Resource Conservation Commission ("TNRCC") for assessment and remediation of groundwater and soil contamination at the Refinery.

   As of March 31, 1999, the Company has accrued $8 million related to future CERCLA, RCRA and TNRCC assessment and remediation costs associated with the above mentioned sites. The costs are expected to be incurred over the next two to seven years. In the opinion of management, there is currently no material range of loss in excess of the amount recorded for these sites. However, it is possible that new information about the sites for which the reserve has been established, new technology or future developments such as involvement in other CERCLA, RCRA, TNRCC or other comparable state law investigations, could require the Company to reassess its potential exposure related to environmental matters.

   As part of the Acquisition, the Company assumed ARCO Chemical's environmental liability, which totaled $38 million at March 31, 1999 and reflects the Company's latest assessment of potential future remediation costs associated with known ARCO Chemical sites. The liability is related to five current plant sites, one former plant site and one federal Superfund site for amounts ranging from $1 million to $18 million per site. Further, the Acquired Business is involved in administrative proceedings or lawsuits relating to a minimal number of other Superfund sites. The Company estimates however, based upon currently available information, that potential loss contingencies associated with these Superfund sites, individually and in the aggregate, are not significant. Substantially all amounts accrued are expected to be paid out over the next five to ten years.

   The Company has relied upon remedial investigation/feasibility studies ("RI/FS") at each site of the Acquired Business as a basis for estimating remediation costs at the site. RI/FS or preliminary assessments have been completed at most of the sites. However, selection of the remediation method and the cleanup standard to be applied are, in most cases, subject to approval by the appropriate government authority. Accordingly, the Company may have possible loss contingencies in excess of the amounts accrued to the extent the scope of remediation required, the final remediation method selected and/or the cleanup standard applied, vary from the assumptions used in estimating the liability. The Company estimates that the upper range of these possible loss contingencies should not exceed the amount accrued by more than $65 million.

   The extent of loss related to environmental matters ultimately depends upon a number of factors, including technological developments, changes in environmental laws, the number and ability to pay of other parties involved at a particular site and the Company's potential involvement in additional environmental assessments and cleanups. Based upon currently known facts, management believes that any remediation costs the Company may incur in excess of the amounts accrued or disclosed above would not have a material adverse impact on the Company's Consolidated Financial Statements.

   MTBE--Certain federal and state legislative initiatives have sought either to rescind the oxygenate requirement for reformulated gasoline sold in California and other states or to restrict the use of MTBE. There is ongoing review of this issue and any ultimate negative governmental resolution of the appropriateness of using MTBE could result in a significant reduction in the Company's MTBE sales. In addition, the Company has a take-or-pay contract with ARCO, which contributes significant pretax margin. If such legislative initiatives were enacted, ARCO has indicated that it might attempt to invoke a force majeure provision in the contract in order to reduce the quantities of MTBE it purchases under, or to terminate, the contract. The Company would vigorously dispute such action.

   General--The Company is involved in various lawsuits and proceedings. Subject to the uncertainty inherent in all litigation, management believes the resolution of these proceedings will not have a material adverse effect upon the Consolidated Financial Statements of the Company.

                           LYONDELL CHEMICAL COMPANY

   In the opinion of management, any liability arising from the matters discussed in this Note is not expected to have a material adverse effect on the Consolidated Financial Statements of the Company. However, the adverse resolution in any reporting period of one or more of these matters discussed in this Note could have a material impact on the Company's results of operations for that period without giving effect to contribution or indemnification obligations of co-defendants or others, or to the effect of any insurance coverage that may be available to offset the effects of any such award.

8. Earnings Per Share

   Basic earnings per share ("EPS") for the periods presented are computed based upon the weighted average number of shares outstanding for the periods. Diluted earnings per share include the effect of outstanding stock options issued under the Executive Long-Term Incentive Plan and the Incentive Stock Option Plan.

                                                         For the three months
                                                            ended March 31
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
      Thousands of shares                               Shares EPS  Shares EPS
      -------------------                               ------ ---- ------ ----
      Basic............................................ 77,072 $.02 78,713 $.82
      Dilutive effect of options.......................     --   --     76   --
                                                        ------ ---- ------ ----
      Diluted.......................................... 77,072 $.02 78,789 $.82
                                                        ====== ==== ====== ====

9. Segment and Related Information

   The Company has identified four reportable segments in which it operates:
(i) intermediate chemicals and derivatives; (ii) petrochemicals; (iii) polymers; and (iv) refining. The Company's methanol business is not a reportable segment. Summarized financial information concerning the Company's reportable segments is shown in the following table:

                         Intermediate
                          Chemicals
                             and
Millions of dollars      Derivatives  Petrochemicals Polymers Refining Other  Total
-------------------      ------------ -------------- -------- -------- -----  -----
For the three months
 ended March 31, 1999:
Sales and other
 operating revenues.....     $855                                             $ 855
Operating income........      129                                               129
Interest expense........                                               $(146)  (146)
Interest income.........                                                   6      6
Other income (expense),
 net....................                                                  (7)    (7)
Income from equity
 investments............                   $37         $ 5      $11      (32)    21
Income before income
 taxes..................                                                          3

For the three months
 ended March 31, 1998:
Sales and other
 operating revenues.....                                                      $  --
Operating loss..........                                               $ (10)   (10)
Interest expense........                                                  (7)    (7)
Interest income.........                                                   4      4
Income from equity
 investments............                   $74         $41      $35      (33)   117
Income before income
 taxes..................                                                        104

                           LYONDELL CHEMICAL COMPANY

   The following table presents the details of "Income from equity investments--Other" as presented above for the three months ended March 31:

      Millions of dollars                                          1999  1998
      -------------------                                          ----  ----
      Expenses, principally Equistar selling, general and
       administrative, not allocated to petrochemicals and
       polymers segments.......................................... $(39) $(46)
      Accretion of difference between Lyondell's investment and
       its underlying equity in Equistar's net assets.............   10     7
      Income (loss) from equity investment in LMC.................   (3)    6
                                                                   ----  ----
        Total--Other.............................................. $(32) $(33)
                                                                   ====  ====

10. Purchase of ARCO Chemical Company

   As of July 28, 1998, the Company completed its acquisition of ARCO Chemical. The Company is awaiting additional information related to the fair value of certain assets acquired and liabilities assumed. Management does not expect the finalization of these matters to have a material effect on the purchase price allocation. In connection with the Acquisition, the Company accrued liabilities for costs associated with the delay of construction of the PO-11 plant, vesting of certain key manager benefits pursuant to a change of control provision, severance costs for the involuntary termination of certain headquarters employees, and relocation costs for moving personnel to the Company's Houston headquarters. The liability totaled approximately $255 million at the date of acquisition. Through March 31, 1999, the Company had paid and charged approximately $142 million against the liability.

11. Subsequent Event

   During the second quarter 1999, Lyondell amended its $7 billion credit facility, eliminating the requirement to issue $1.25 billion in equity or equity-linked securities by July 23, 1999. As a condition to effectiveness of the amendments, the Company must issue a minimum of $350 million of common stock, $500 million of senior subordinated notes and $500 million of senior secured notes. Including the aforementioned amounts, the amended credit facility requires Lyondell to issue $500 million of common or preferred stock by June 30, 2000 and $1.5 billion of subordinated notes by June 2002. The requirement to issue $1.5 billion of subordinated notes will be reduced on a 2 for 1 basis for each $1 of equity securities issued over $500 million and will be eliminated if Lyondell repays all outstanding amounts under Term Loan C and Term Loan D and achieves either: (1) a specified total debt to adjusted EBITDA ratio, as defined; or (2) a specified credit rating for its senior unsecured debt. The credit facility amendments will provide the lenders with additional collateral, re-price the existing loans to reflect market rates and reset certain financial covenants. The sales of notes and common stock are contingent upon the effectiveness of the credit facility amendments.

   The Company intends to issue approximately 35 million shares of common stock, $500 million of senior subordinated notes and $1.9 billion of senior secured notes during the second quarter 1999. In addition, the Company is seeking to raise additional amounts through the borrowing of a new $850 million, seven-year Term Loan E and a new $150 million Term Loan F, maturing December 31, 2003, under the amended credit facility. This will enable the Company to retire the $1.25 billion principal of Term Loan C, maturing June 30, 1999, the $2 billion principal of Term Loan D, maturing June 30, 2000, and partially repay principal under Term Loans A and B.

                           LYONDELL CHEMICAL COMPANY

12.  Supplemental Guarantor Information

Lyondell Chemical Worldwide, Inc. ("LCWI") and Lyondell Chemical Nederland, Ltd. ("LCNL") (collectively, the "Guarantors") are each Delaware corporations. LCWI is a wholly owned subsidiary of Lyondell that operates Lyondell's intermediate chemicals and derivatives business. LCNL is a wholly owned subsidiary of LCWI that operates a chemical production facility in Rotterdam, The Netherlands. These subsidiaries may be guarantors of debt securities anticipated to be registered by Lyondell during 1999 (see Note 11). Separate financial statements of the Guarantors are not considered to be material to the holders of the debt securities. The following condensed consolidating financial information for the three-month period ended March 31, 1999 presents supplemental information for the Guarantors:


           CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)

                                 BALANCE SHEET
                              As of March 31, 1999


                                                                          Non-                            Consolidated
Millions of dollars                      Lyondell       Guarantors      Guarantors      Eliminations         Lyondell
-------------------                     ---------------------------------------------------------------------------------
Total current assets                      $  169           $1,038          $   20           $    --             $1,227
Property, plant and equipment, net                          4,430                                                4,430
Other investments and
  long-term receivables                    6,236               62             997            (6,229)             1,066
Goodwill, net                                               1,421                                                1,421
Deferred charges and other assets            191              683                                                  874
                                          ------           ------          ------           -------             ------
Total assets                              $6,596           $7,634          $1,017           $(6,229)            $9,018
                                          ======           ======          ======           =======             ======

Current maturities of long-term debt      $1,692           $    2          $   --           $    --             $1,694
Other current liabilities                    (82)             637              30                                  585
Long-term debt, less current maturities    4,596              627                                                5,223
Other liabilities and deferred credits        60              338                                                  398
Deferred income taxes                        (33)             188             259                                  414
Intercompany liabilities (assets)           (282)             116             166                                   --
Minority interest                                             190                                                  190
Stockholders' equity                         645            5,536             562            (6,229)               514
                                          ------           ------          ------           -------             ------
Total liabilities and
  stockholders' equity                    $6,596           $7,634          $1,017           $(6,229)            $9,018
                                          ======           ======          ======           =======             ======

                           LYONDELL CHEMICAL COMPANY

     CONDENSED CONSOLIDATING FINANCIAL INFORMATION (UNAUDITED)--(Continued)

                              STATEMENT OF INCOME
                   For the Three Months Ended March 31, 1999


                                                                            Non-                            Consolidated
Millions of dollars                      Lyondell       Guarantors       Guarantors       Eliminations        Lyondell
-------------------                      --------       ----------       ----------       ------------      ------------
Sales and other operating revenues          $  --            $ 855          $    --              $  --             $ 855
Cost of sales                                                  630                                                   630
Selling, general and
     administrative expenses                    7               50                                                    57
Research and development expense                                15                                                    15
Amortization of goodwill and
  other intangible assets                                       24                                                    24
                                            -----            -----          -------              -----             -----
Operating income (loss)                        (7)             136               --                 --               129
Income from equity investments                                                   21                                   21
Interest income (expense), net               (128)             (15)               3                                 (140)
Intercompany income (expense)                 118             (115)              (3)                                  --
Other income (expense), net                     2               (9)                                                   (7)
Provision (benefit) for income taxes           (7)              (1)               9                                    1
                                            -----            -----          -------              -----             -----
Net income (loss)                           $  (8)           $  (2)         $    12              $  --             $   2
                                            =====            =====          =======              =====             =====



                            STATEMENT OF CASH FLOWS
                   For the Three Months Ended March 31, 1999


                                                                              Non-                             Consolidated
Millions of dollars                         Lyondell       Guarantors       Guarantors       Eliminations        Lyondell
-------------------                         --------       ----------       ----------       ------------    -------------
Net income (loss)                            $ (8)            $ (2)            $ 12               $ --               $  2
Adjustments to reconcile net
  income (loss) to net cash provided
  by (used in) operating activities:
     Depreciation and amortization             14               71                                                     85
     Deferred income taxes                     (6)               6                9                                     9
     Net changes in working
          capital and other                    82              (16)             (27)                (1)                38
                                             ----             ----             ----               ----               ----
     Net cash provided by
       (used in) operating activities          82               59               (6)                (1)               134
                                             ----             ----             ----               ----               ----
Expenditures for
  property, plant and equipment                                (32)                                                   (32)
Distributions from
  affiliate in excess of earnings                                                25                                    25
Contributions and advances to affiliate        (6)                                1                  1                 (4)
Other                                                           (6)                                                    (6)
                                             ----             ----             ----               ----               ----
     Net cash provided by
       (used in) investing activities          (6)             (38)              26                  1                (17)
                                             ----             ----             ----               ----               ----

Repayments of long-term debt                  (61)             (15)                                                   (76)
Dividends paid                                (17)                                                                    (17)
                                             ----             ----             ----               ----               ----
     Net cash used
       in financing activities                (78)             (15)              --                 --                (93)
                                             ----             ----             ----               ----               ----
Effect of exchange
  rate changes on cash                                           3                                                      3
                                             ----             ----             ----               ----               ----
Increase (decrease) in
  cash and cash equivalents                  $ (2)            $  9             $ 20               $ --               $ 27
                                             ====             ====             ====               ====               ====